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                                  EXHIBIT 21.1

                        LIST OF REGISTRANTS SUBSIDIARIES

                                                           State or Other Jurisdiction            Owned by Registrant
                                                           of Incorporation

Clear Logic, Inc.                                          California                               21
Baccarat Coyote Inc.                                       California                              100
Baccarat Silicon, Inc.                                     California                              100
Bay Semiconductor, Inc.                                    California                              100
Integrated Device Technology Asia Limited                  Hong Kong                               100
IDT Asia, Limited                                          Hong Kong                               100
IDT Design Australia Pty Ltd.                              Australia                               100
IDT Europe Limited                                         United Kingdom                          100
I.D.T. France S.A.R.L.                                     France                                  100
IDT Foreign Sales Corporation                              Barbados                                100
Integrated Device Technology  International Holdings,      California                              100
Inc.
Integrated Device Technology, Inc. Cayman Islands          Cayman Islands                          100
Corporation
IDT Integrated Device Technology AB (Sweden)               Sweden                                  100
Integrated Device Technology Europe, Inc.                  California                              100
Integrated Device Technology GmbH                          Germany                                 100
Integrated Device Technology (Israel) Ltd.                 Israel                                  100
Integrated Device Technology S.r.l.                        Italy                                   100
Integrated Device Technology Korea, Inc.                   Korea                                   100
Integrated Device Technology (Malaysia) SDN. BHD           Malaysia                                100
Integrated Device Technology Realty Holdings, Inc.         Philippines                              40
Integrated Device Technology Holding Inc.                  Philippines                              40
Integrated Device Technology (Philippines), Inc.           Philippines                             100
Integrated Device Technology Singapore (1997) Pte Ltd      Singapore                               100
Nippon IDT K.K.                                            Japan                                   100
Quality Semiconductor, Inc.                                California                              100
Quality Semiconductor Australia Pty. Ltd.                  Australia                               100

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